EXHIBIT 10.6

                        PAY TELEPHONE SERVICES AGREEMENT

     THIS AGREEMENT, made this ____ day of _________________, ______, by and between the undersigned designated parties
____________________________________________________ (hereafter referred to as
"Owner") and Paystar Communications, Inc., a Nevada Corporation (hereafter referred to as "Company").

                                   WITNESSETH:

     WHEREAS, Owner owns and operates the private pay telephone(s) (collectively, the "Telephone(s)") at the locations set forth in Exhibit A attached hereto; and

     WHEREAS, the Owner desires to utilize the services of Company in connection with the operation of the Telephone(s) and Company desires to render such services, upon the terms and conditions hereinafter set forth: and

     NOW, THEREFORE, in consideration of the foregoing recitals, all of which are incorporated herein by reference, and of the mutual covenants herein contained, the Owner and Company agree as follows:

                                    SECTION I
                                   DEFINITIONS

     1.1 Definitions. As used herein, the following terms shall have the respective meanings indicated below:

         (a) Capital Improvements: any alteration or addition to, or rebuilding or renovation of, the Telephone(s) the cost of which is not charged to repairs, maintenance or other operating expenses.

         (b) Gross Revenues: all receipts of a Telephone from all sources, except the proceeds from the sale of such Telephone.

         (c) Legal Requirements: all laws, statutes ordinances, orders, rules, regulations, permits, licenses, authorizations, directions and requirements of all governments and governmental authorities, which now or hereafter, may be applicable to the Telephone(s), or any Telephone and the operation thereof.

         (d) Operating Vendors: Vendors of all services required in the operation of the Telephone(s), including all lessors, local and long distance carriers, operator service providers and other carriers.

         (e) Net Revenues: Gross Revenues, less the payment of all vendor invoices relating to telephone usage, including, but not limited to, all fees and taxes due and owing to local and long distance telephone carriers, site owners, and operator service providers, the cost of ordinary and necessary new or serviceable parts not covered by the manufacture's warranty required to repair the Telephone, and the cost of all ordinary and necessary service calls to repair the Telephone at a rate of $20 each occurrence.

         (f) Sites: The physical location upon which each Telephone is in operation.

                                   SECTION II
                                      TERM

     2.1 Term. The term of the Agreement shall be one (1) year and commence on the date hereof and end at midnight on the first (1st) anniversary of the date hereof. Unless terminated by ninety (90) days written notice prior to the anniversary date. This Agreement shall extend annually 1 year at a time.

     2.2 Termination. Anything contained in this Agreement to the contrary notwithstanding, Owner, at its sole discretion, shall have the right to terminate this Agreement, without default by Company, as herinafter defined in
Section 9.2, after sixty (60) days written notice of termination to Company at which time this Agreement shall be defined null and void.

     2.3 Acquisition. Owner will be solely responsible for the acquisition or lease of each of the Telephone(s), including the purchase of Capital Improvements required for the Telephone(s), and the acquisition or lease of the Sites.

                                   SECTION III
                           OPERATION OF THE TELEPHONES

     3.1 Company's Duties and Responsibilities. During the Operating Period, Company, on behalf and at the sole expense of Owner, in accordance with the standards set forth in Section 3.2 is hereby authorized to and shall perform the services indicated in Exhibit B, and with respect to the services described in Sections L1-L4, as expressly authorized by Owner.

     3.2 Owner's Release Option. Provided that the Agreement shall remain in effect through the fifth anniversary of the date of the Agreement (the "Termination Date"), and ninety (90) days notice given to Company with first right of refusal, then Owner shall have the option to require the Company to Purchase from Owner any Telephone(s) upon the following terms and conditions (the "Option"):

         a. Sales Price. The value of any Telephone, the "Sales Price", shall be six thousand dollars ($6,000.00) or fair market value (which ever is higher). Payment of the Sales Price shall be made within thirty (30) days of the Termination Date.

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         b.   Conveyance of the Telephone(s). Concurrently upon receipt of the cash proceeds described in Section a above, Owner shall deliver to Company, at the address provided in Section XI of the Agreement or at such other address as Company may designate in writing, title to the Telephone(s) at current locations, with all taxes, direct or indirect, attributable to the transfer of the Telephone(s) paid and shall take such other steps as may be necessary to convey the Telephone(s) to Company free and clear of all liens, claims and encumbrances, as contemplated in the Agreement. The date of such conveyance shall be deemed the "Closing Date".

     3.3 Company's Release Purchase Option. During the term of the Agreement and after the initial period of twelve (12) months, the Company may, by giving 90 days notice to the Owner, elect to purchase from Owner the Telephone(s) and site agreement(s) (to include all owned telephones) for the sum of six thousand five hundred dollars ($6500.00) each. The Owner may, by giving 90 days notice with first right of refusal to the Company and after said Company's refusal, retain the right to sell the Telephone(s) and site agreement(s) to a third party.

     3.4 Standard of Services. Company agrees that its services hereunder shall be performed by competent personnel. All obligations of Company hereunder shall be subject to and contingent upon (a) the provision by Owner of sufficient funds (if not otherwise available from the operations of the Telephone(s)) to permit Company to comply with, and (b) the commission by Owner of no act which prevents Company from complying with such obligations. At the request of either, Company and Owner shall meet to discuss any aspect of the operation of the Telephone(s) or any operating problem which warrants a modification of any operating policy or procedure. Owner acknowledges and agrees that Company is not a guarantor of the financial success of the Telephone(s).

     3.5 Funding. From time to time throughout the term hereof as and when requested by Company upon at least fifteen (15) days prior written notice, Owner shall provide working capital by way of cash or through bank credit, such working capital to be in amounts sufficient to constitute normal working capital for Company to perform the services described in Sections L1-L3 of Exhibit B, to the extent such services are authorized by Owner. Company shall in no event be required to advance any of its own funds for the operation of the Telephone(s). Not applicable if Level four (4) services are selected.

                                   SECTION IV
                    REMUNERATION AND REIMBURSEMENT OF COMPANY

     4.1 Monthly Fee. During the Operating Period, Owner shall pay to Company with respect to each Telephone a monthly fee (the "Monthly Fee") as set forth in Exhibit B attached hereto.

     4.2 Payment of Telephone Revenue and Monthly Fees. All Telephone(s) revenues collected by the Company shall be mailed by the 10th day of the second month based upon the Gross Revenues of the relevant Telephone.

     4.3 At any time during the term of the agreement, Owner may request that Company pay to Owner all Telephone revenues collected by Company by the last day of each quarter or semi-annual period instead of on the 10th day of the second month as set forth within 4.2 above. Such request shall be in writing.

                                    SECTION V
                    COMPANY TO ACT SOLELY AS AGENT FOR OWNER

     5.1 In the performance of its duties hereunder, Company shall act solely as agent of Owner. Nothing herein shall constitute or be construed to be or create a partnership or joint venture between Owner and Company, nor shall the execution and delivery of this Agreement by Company constitute the offer or sale to Owner of an investment contract or other security. As to debts and liabilities of Owner, Company shall not be liable for any such debts or liabilities by reason of its maintenance, supervision, direction or operation of the Telephone(s) for Owner. Company may so inform third parties with whom it deals on behalf of Owner and may take any other reasonable steps to carry out the intent of this Section. Owner agrees that it shall provide sufficient funds to enable Company to promptly pay or discharge all obligations and debts of the Telephone(s). Owner further agrees to indemnify, defend and hold Company and its officers, employees, shareholders and affiliates harmless from any and all liabilities, debts, claims or expenses (including reasonable attorney's fees and other expenses in connection with the defense of same) of the Telephone(s) incurred in accordance herewith.

                                   SECTION VI
                          BOOKS AND RECORDS AND REPORTS

     6.1 Books and Records. Company shall keep complete and accurate books of account and other records on an accrual basis reflecting the results of operation of the Telephone(s). Books of account and all other records relating to or reflecting the operation of the Telephone(s) shall be available to Owner and its representatives at the office of Company at all reasonable times for examination, audit, inspection and copying. Such books and records shall not be removed from the office of Company (other than temporarily for examination or use by accountants employed to examine such books and records or prepare financial statements or reports with respect to the Telephone(s)) without Owner's prior written approval.

     6.2 Reports. Within forty-five (45) days after the end of each month, Company shall prepare and furnish to Owner financial statements for each Telephone for such month and, the Operating Year. Such statements shall include a report of income or loss for the month, a balance sheet as of the end of the month and an inventory report. The statements for the Operating Year shall be prepared by Company and may be reviewed by an accounting firm retained by Owner, which firm may also review the Monthly Fees for such year.

                                   SECTION VII
                              INSURANCE AND LOSSES

     7.1 Owner acknowledges and agrees that it shall be solely responsible for obtaining and keeping in force with respect to the Telephone(s), in amounts determined by Owner: (a) fire and extended coverage and business interruption insurance; (b) liability and excess liability insurance for loss, damage or injury to property or persons which might arise out of the operation of the Telephone(s); (c) any workmen's compensation and employer liability coverage as required by statute; and (d) any other coverage desired by Owner. Not applicable if Level four (4) services are selected.

                                  SECTION VIII
                                 INDEMNIFICATION

     8.1 Owner and Company agree to protect, indemnify and hold each other harmless from and against any and all losses, costs, expenses, claims, demands, judgments, orders, decrees, damages or liabilities (including without limitation, costs of litigation and reasonable attorneys' fees) arising out of any tortuous conduct on the part of the indemnifying party or related in any way to the failure or refusal of the indemnifying party to comply timely and fully with each of its obligations, promises and covenants set forth herein.

                                   SECTION IX
                                     DEFAULT

     9.1 Default by Owner. Owner shall be in default hereunder if any one or more of the following shall occur or exist: (a) Owner shall fail to provide funds, after request by Company pursuant to Section 3.4, sufficient to permit timely payment of any amount due to Company hereunder and such failure shall continue for seven (7) days after written notice thereof has been given to Owner by Company; or (b) Owner shall neglect or fail to perform any of its duties or obligations hereunder or shall neglect or fail to comply with any of the provisions hereof (other than as referred to in subsection (a) of this Section 9.1) and shall fail to remedy the same within fourteen (14) days after Company shall have given Owner written notice specifying such neglect or failure or if such failure cannot reasonably be cured within said fourteen (14) days and Owner shall not have commenced to cure such failure within such period and shall not thereafter with reasonable diligence and good faith cure such failure.

     9.2 Default by Company. Company shall be in default hereunder if Company shall neglect or fail to perform any of its duties or obligations hereunder or shall neglect or fail to comply with any of the provisions hereof and shall fail to remedy the same within thirty (30) days after Owner shall have given Company written notice specifying such neglect or failure or if such failure cannot reasonably be cured within said thirty (30) days and Company shall not have commenced to cure such failure within such period and shall not thereafter with reasonable diligence and good faith cure such failure.

     9.3 Remedies Upon Default. Upon the occurrence of any default under Section
9.1 or Section 9.2, the non-defaulting party may, in addition to and without prejudice to any other right or remedy available to it at law or in equity, terminate this Agreement by written notice of termination given to the defaulting party.

                                    SECTION X

                                   ASSIGNMENT

     10.1 Either Company or Owner may voluntarily, by operation of law or otherwise, assign any of its rights or delegate any of its duties hereunder.

                                   SECTION XI
                                     NOTICES

     11.1 All notices, statements, consents, approvals, requests and demands shall be in writing, duly executed by an authorized officer or agent, and shall be delivered personally or sent by certified or registered United States mail, postage prepaid, return receipt requested, addressed to Owner as set forth in the signature page of this Agreement and to Company as follows:

         If to Company:             Jeff D. McKay, President
                                    PAYSTAR COMMUNICATIONS, INC.
                                    1110 W. Kettleman Ln. #46
                                    Lodi, CA  95240
         If to Owner:
                                    -------------------------------------

                                    -------------------------------------

                                    -------------------------------------

                                    -------------------------------------

     Any notice, statement, consent, approval, request, demand or other communication, if delivered personally, shall be deemed to be given upon delivery to the entities specified above; and, if sent by mail, shall be deemed to have been given three (3) days after being deposited in the United States mail, postage prepaid, properly addressed as provided above. Either party may change either or both the address and person to which notices thereafter shall be sent by giving notice to the other party in the manner provided above.

                                   SECTION XII
                                  MISCELLANEOUS

     12.1 Copies of Notices. Owner and Company shall each promptly furnish the other with copies of all notices received concerning a Telephone, and especially notices relating to any claimed failure to perform obligations with respect to a Telephone, including, without limitation, notices from governmental authorities and from third parties asserting rights to recover damages for personal injury or property damage, breach of contract or any other claim.

     12.2 Headings. The headings to the articles and sections of this Agreement are inserted for convenience of reference only and shall in no way affect the interpretation of this Agreement.

     12.3 Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties concerning the subject matter hereof and supersedes all prior and contemporaneous negotiations, correspondence, memoranda and agreements, whether oral or written.

     12.4 Amendment. Except as specifically provided otherwise herein, this Agreement may be amended, modified, altered or waived, in whole or in part, only by a written instrument signed by the party to be bound by such amendment, modification, alteration or waiver.

     12.5 Waivers. The waiver of any of the terms and conditions of this Agreement on any occasion shall not be deemed a waiver of such terms and conditions on any future occasion.

     12.6 Severability. If any term or provision of this Agreement or the application of that term or provision to any person or circumstance is illegal, invalid or unenforceable to any extent, then the remainder of the Agreement and the application of that term or provision to persons or circumstances other than those as to which it is held illegal, invalid or unenforceable, shall not be affected thereby. It is also the intention of the parties to this Agreement that in lieu of each term or provision of this Agreement that is illegal, invalid or unenforceable, there be added as a part of this Agreement a term or provision as similar in terms to such illegal, invalid or unenforceable term or provision as may be possible and be legal, valid and enforceable.

     12.7 Binding Effect. This Agreement shall bind and inure to the benefit of Owner and Company and their respective successors and assigns.

     12.8 Applicable Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California. If any suit or action (including any appeal) is brought to enforce or interpret any one or more of the terms and provisions of this Agreement, the prevailing party shall be entitled to reasonable attorney fees and all costs of such action from the other party.

     12.9 Impossibility of Performance. Neither Owner nor Company shall be liable for loss or damage or deemed to be in breach of this Agreement if its failure to perform its obligations results from: (1) the unavailability of suitable Operating Vendors; (2) compliance with Legal Requirements; (3) acts of God; (4) acts of omissions of the other party; (5) fires, strikes, embargoes, war, or riot; or (6) any other similar event or cause beyond the control of the non-performing party. Any delay resulting from any of said causes shall extend performance accordingly or excuse performance, in whole or in part, as may be reasonable, but with respect only to the relevant Telephone, except that said causes shall not excuse payments of amounts owed at the time of such occurrence.

     12.10 Personal Emergency. The Company will exercise the Owner's Release Option (3.2) upon notice from Owner of a valid and documented personal emergency. This request by Owner must be accompanied by a letter from a doctor of a life threatening event or by an attorney or other qualified representative of the Owner in the event of an emergency legal situation requiring the exercise of 3.2.a of this Agreement. This request may not be unduly withheld by the Company.

     IN WITNESS WHEREOF, the Owner has duly executed this Agreement as of the _______day of __________________, 19___.

OWNER: (COMPLETE ONE)

Business Entity                          Individual

-------------------------------          -------------------------------
(Print Name)                             (Print Name)

-------------------------------          -------------------------------
(Signature)                              (Signature)

-------------------------------          -------------------------------
(Title)                                  (Telephone)

-------------------------------          -------------------------------
(Address)                                (SSN#)

-------------------------------
(City, State, Zip)

                                         COMPANY ACCEPTANCE
-------------------------------
(Telephone)
                                         Jeff D. McKay, President
                                         PAYSTAR COMMUNICATION, INC.
-------------------------------          1110 W. Kettleman Ln. #46
(SSN/FIEN NO.)                           Lodi, CA  95240


                                         ---------------------------------
                                         (Signature)

                                         ---------------------------------
                                         (Date)

                                    Exhibit A
                                 (Page___of___)
                    Telephone Equipment Business No.________
        (Attach Extra copies for each Business to be purchased hereunder)

Site Address:
                  ----------------------------------
                  (Location Name)

                  ----------------------------------
                  (Address)

                  ----------------------------------
                  (City, State, Zip)

Telephone Serial No.:
                     -------------------------------

Enclosure Type:
                ------------------------------------

Other Equipment:
                ------------------------------------

Geographic Location:                              General Location:

__________AL                                      ___________Indoor
__________CA                                      ___________Outdoor
__________NV                                      ___________Either
__________IL
__________GA
__________MI
__________OH
__________TX
__________WA
__________Other
__________No Preference


Existing Long Distance Company                       OSP Services

____________Telco Communications                     ___________Opticom
____________US Long Distance                         ___________ILD Teleservices
____________ILD Teleservices                         ___________Other
____________Other

                                    EXHIBIT B

                        PAY TELEPHONE SERVICES AGREEMENT
                                   SELECT ONE

Service Levels and Fees

During the term of this Agreement, Owner shall pay to Company with respect to each Telephone a monthly fee ("Monthly Fee*") based on the following level of services provided by Company. Owners signature in the space provided indicates Owners understanding and acceptance of the terms of the Service selected.

         Level 1                Collect all monthly revenue generated by the
                           Telephone(s), and forward same to Owner in accordance with Owner's written direction to Company, less the Monthly Fee.

                Monthly Service Fee $25.00     Signature
                                                        ------------------------

         Level 2                Level 1 Service PLUS at Owner's expense, pay
                           commissions and fees to operating Vendors.

                Monthly Service Fee $35.00     Signature
                                                        ------------------------

         Level 3                Level 1 & 2 Services PLUS in consultation with
                           Owner, provide for the repair of the Telephone(s) and maintain the Telephone(s) in a neat and clean condition and in compliance with all Legal Requirements, and with Owner's prior written approval, make Capital Improvements, as necessary.

                Monthly Service Fee $50.00     Signature
                                                        ------------------------

         Level 4                Shall perform all of the services indicated
                           within the above sections Level 1-3, PLUS a guarantee against losses incurred by theft, vandalism, or destruction. In the event Owner shall elect to exercise the Release Purchase Option pursuant to
                           Section 3.2 of the Agreement and Exhibit A attached thereto, then the Monthly Service Fee shall be 70% of Net Revenues for each Telephone as set forth in Exhibit A of the Agreement. In the event Gross Revenues are equal to or less than the option Amount for each month, then Owner shall be entitled to 100% of such net Revenues, or $65.00 for each Telephone, which ever is greater.

                                               Signature
                                                        ------------------------


                *Such fees may be adjusted by Company with 90 days notice (Level 4 (L4) Services will remain in effect for contract duration).